Exhibit 99.1

DIH Appoints Barrett Mooney, Ph.D to DIH Holding US, Inc. Board of Directors

NORWELL, Mass., September 8, 2025 — DIH Holding US, Inc. (“DIH”)(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the appointment of Barrett Mooney, Ph.D. to its Board of Directors.

Barrett Mooney, Ph.D., has an extensive track record of growing complex and manufacturing related businesses. He currently provides strategic advisory services to growing high-technology private and public companies with a focus on complex manufacturing and supply chain companies. Under prior engagements, Dr. Mooney led the international deployment of artificial intelligence decision support tools in commodity and supply chain for CropIn Technology Solutions. Dr. Mooney served as the CEO and Chairman of the Board for a NYSE-American listed aerospace and defense company where he led the company through several major acquisitions and the transition from private to publicly traded. Prior to that, he co-founded and was CEO of HydroBio Inc., a software company that used satellite-driven image analytics to conserve water and maximize crop yields. In May 2017, he sold HydroBio Inc. to The Climate Corporation. Dr. Mooney continued to commercialize software for The Climate Corporation, a subsidiary of Monsanto (acquired by Bayer), where he led teams focused on using artificial intelligence to enhance crop yield and to implement a new organizational structure to improve seed sales efficiency. Additionally, Dr. Mooney has led technology teams for agricultural retail entities, served as an advisor to two venture capital firms, and as an energy efficiency engineer. Dr. Mooney holds a Doctor of Philosophy in Engineering from the University of Florida.

CEO, Jason Chen, stated: “We are thrilled to welcome Dr. Barrett Mooney to our Board of Directors. Barrett brings exceptional operational expertise and extensive experience in scaling complex manufacturing and technology businesses, having successfully led companies through major acquisitions and public market transitions throughout his career. His deep understanding of AI-driven solutions and proven ability to drive operational excellence will strengthen our board as we continue executing our growth strategy in the rehabilitation robotics market.”

Dr. Mooney commented on the appointment: “I am pleased to join DIH’s Board of Directors and contribute to the company’s mission of improving lives through advanced rehabilitation technologies. DIH’s innovative approach to combining robotics with visual stimulation presents tremendous opportunities to transform patient outcomes in the growing rehabilitation market. I look forward to working with management and my fellow board members to support the company’s continued innovation and value creation for shareholders.”

The Board of Directors now comprises seven members, with five independent members, further strengthening the company’s commitment to strong governance.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact

Louisa Smith

Investor.relations@dih.com